NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 653-4541

GRIFFIN’S 2008 ANNUAL MEETING OF STOCKHOLDERS

NEW YORK, NEW YORK (May 13, 2008) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) will hold its 2008 Annual Meeting of Stockholders today.  Frederick M. Danziger, Griffin’s President and Chief Executive Officer, will update stockholders at the Annual Meeting on Griffin’s current activities.  Mr. Danziger will report that at Griffin’s Connecticut and Massachusetts based real estate business, Griffin Land, there have recently been more potential tenants looking for industrial and office space.  Although hopeful, Griffin Land is unsure if this activity will result in the leasing of currently vacant space.  Mr. Danziger will report that Griffin Land does not expect to close on any significant land sales this year.  However, as previously reported, Mr. Danziger will state that Griffin Land has settled its long-running litigation with the land use commissions of the Town of Simsbury, Connecticut on Meadowood, Griffin Land’s proposed residential development.  Griffin Land is hopeful of completing the remaining prerequisites, which include some soil remediation and resolution of wetlands issues, before it can begin development in the next year.  Mr. Danziger will state that Griffin Land expects to await better housing markets before proceeding with Meadowood.

Mr. Danziger will also report that through April, net sales of Imperial Nurseries, Inc. (“Imperial”), Griffin’s landscape nursery business, were essentially on plan, and that sales to garden center customers, Imperial’s best margin business, have held up well.   However, early May sales are less favorable and some margin pressures have also negatively affected Imperial’s results.  Mr. Danziger will state that plan for Imperial this year is a little better than break-even, which would be a significant improvement from prior years.  Mr. Danziger will also state that to date, although it is early to forecast, there are no indications that Imperial will experience the same level of inventory charges that were incurred in prior years.  Mr. Danziger will then state that we will know much more about Imperial’s performance this year by mid-June, but there have been some encouraging achievements.

Mr. Danziger will state that a great deal of emphasis is being placed on real estate acquisition and development programs in new geographic areas.  The industrial/distribution developments in other areas are expected to be similar, though initially smaller, than Griffin Land’s New England Tradeport development.  Mr. Danziger will state that Griffin’s balance sheet and liquidity, which remain strong, provide the Company with substantial financial strength for this effort.  Mr. Danziger will report that Michael S. Gamzon is heading this key program and that the Company is actively following up on opportunities to acquire land for development and/or existing buildings.

Griffin operates its real estate and landscape nursery businesses, and also has investments in Centaur Media, a public company based in the United Kingdom and listed on the London Stock Exchange, and Shemin Nurseries Holdings Corp., a private company that operates a landscape nursery distribution business through its subsidiary, Shemin Nurseries, Inc.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved, particularly with respect to the leasing of vacant space in the real estate business, the development of Meadowood, the acquisition of undeveloped land and/or buildings in the real estate business or the improvement in the operating results of Imperial. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.